UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant [   ]
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[   ] Preliminary Proxy Statement
[   ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to or d 240.14a-12
JLG INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On October 15, 2006, JLG Industries, Inc., a Pennsylvania corporation (the “Company”) entered into an Agreement and Plan of Merger among the Company, Oshkosh Truck Corporation (“Oshkosh”), a Wisconsin corporation, and a newly formed subsidiary of Oshkosh, Steel Acquisition Corporation, a Pennsylvania corporation.
     On November 14, 2006, the Company posted a document with questions about the merger that had been asked by Company employees and the corresponding answers on Company bulletin boards. The following is the text of the document posted on the Company bulletin boards:
FREQUENTLY ASKED QUESTIONS ADDENDUM
November 14, 2006
1.	When will the acquisition be finalized?

Subject to the approval of the merger and the merger agreement at the special shareholders meeting scheduled for December 4, 2006 and subject to certain regulatory approvals, it is anticipated that the acquisition will be finalized on or after December 6, 2006.

2.	If the acquisition is finalized in December as predicted, will income from JLG stock held outside the 401(k) Plan impact 2006 taxes?

Yes, any income you receive in 2006 for shares of JLG stock that is not held in your 401(k) Plan stock account may be included in your gross income for 2006 even though it probably will not be reported on your Form W-2. You should contact your tax advisor for more information regarding the tax treatment of any payment that you receive for shares of JLG stock that you own outside of the 401(k) Plan.

3.	My son has some JLG stock in a brokerage account, we want to sell that now, can we do that? He is 18 years old and this brokerage account is in a custodial account with me.

Yes, you can sell your son’s JLG stock provided you are not a company “insider” and subject to trading restrictions within specified “window” periods. If you do nothing, and the merger is consummated, then he will be paid at $28 per share upon completion of the merger. Each individual stock owner should be receiving communications directly from their brokerage account concerning the process that will take place upon close of the merger.

4.	Can JLG Team Members now buy Oshkosh stock (on the open market)? and is it a different answer between those restricted by the windows and those that are not?

JLG team members can buy Oshkosh stock on the open market, unless they have material non-public information about Oshkosh. Because the merger has been publicly announced no one is restricted by a window.

5.	Who or what is Steel Acquisition Corp mentioned in the latest release?

Steel Acquisition Corp. is a wholly owned subsidiary of Oshkosh which will be used to acquire the JLG shares and will be merged into JLG.

6.	Both Oshkosh and JLG are still working on existing integration efforts from past acquisitions. Can we expect a detailed integration plan that addresses this concern?

After the merger, integration teams will be launched with members from both companies on the teams in order to evaluate in process integration plans and align next steps.

7.	What, if any, impact will the acquisition have on maternity leave?

While the integration teams will be looking at all benefits, policies and programs, as indicated in earlier postings, it is important to remember that maternity leave is also covered by the Family Medical Leave Act (the “FMLA”). Accordingly, in addition to any provision for maternity leave under the Company’s policies, unpaid maternity leave is also available to you if you are eligible for it under FMLA.

8.	How will the Journeyman program be affected?

As with all other programs, the Journeyman program will be evaluated by integration teams that will be launched with members from both companies after the sale is final. Until then, it is important to continue with the learning and development initiatives to which you are currently committed.

9.	With Oshkosh acquiring JLG, is the construction of the new Engineering Technical Center affected?

The merger agreement requires that JLG obtain prior approval from Oshkosh for any capital expenditures not fully covered by the fiscal 2007 capital expenditure budget. As part of our integration planning efforts, JLG management intends to review with Oshkosh the plans for the Engineering Technical Center.

10.	If an employee is due a lump sum payment merit increase from a prior performance review, will the employee receive the payment if it is due to be paid after the merger?

After the merger, integration teams will be launched with members from both companies on each team in order to evaluate all aspects of JLG’s programs, policies and procedures and determine next steps. Oshkosh is expected to recognize any merit increases that were awarded before the merger but delayed by our current practice of paying half at time of review and the other half in six months.

11.	Are there expected changes in the Educational reimbursement program or will they remain the same throughout 2007?

As with all other programs, the Tuition Assistance program will be evaluated by the integration teams with members from both companies after the merger is final. Until then it is important to continue with the learning and development initiatives to which you are currently committed. Any courses in process will be paid according to the commitment made by the Company when you registered.

12.	Different newspaper articles regarding the acquisition have talked about the $200M in debt that Oshkosh is assuming. I’ve had two employees ask what that means and how it may have affected the price they were willing to pay for JLG.

This refers to the bonds that JLG currently has outstanding. Under the terms of the merger agreement, JLG has proceeded to make a tender offer to repurchase the bonds. Closing of the tender offer is subject to, and will be coordinated with, the closing of the merger.
   Additional Information and Where to Find It
     In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is also available free of charge at the Securities and Exchange Commission’s website at www.sec.gov. Free copies of the definitive proxy statement and the Company’s other filings with the SEC may also be obtained from the Company. Free copies of JLG Industries’ filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.
     Oshkosh Truck, JLG Industries and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG Industries’ shareholders in favor of the proposed acquisition. Information regarding Oshkosh Truck’s directors and executive officers is available in Oshkosh Truck’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG Industries’ directors and executive officers is available in JLG Industries’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

   Safe Harbor for Forward-Looking Statements
     These frequently asked questions, in particular statements regarding the proposed transaction between JLG Industries and Oshkosh Truck, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about JLG Industries and Oshkosh Truck managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain assumptions and reflect the current expectations of JLG Industries, Oshkosh Truck and their respective management. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the transaction, the ability of Oshkosh Truck to successfully integrate JLG’s operations and employees and the ability to realize anticipated synergies and cost savings. Additional factors are discussed in Oshkosh Truck’s annual information form included in its Annual Report on Form 10-K for the year ended September 30, 2005 and in JLG’s Annual Report on Form 10-K for the year ended July 31, 2006, each filed with the SEC. JLG Industries and Oshkosh Truck disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.